UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2023

Graybug Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39538	45-2120079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

274 Redwood Shores Parkway, P.O. Box 144
Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 487-2805

203 Redwood Shores Parkway, Suite 620

Redwood City, California 94065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Director Appointments and Resignations

In connection with the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Graybug Vision, Inc. (the “Company”) and CalciMedica, Inc., a Delaware corporation, and additional parties thereto, which is included as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2022, on February 5, 2023, the Board of Directors (the “Board”) of the Company together with the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”), unanimously approved the appointment of A. Rachel Leheny, Ph.D., Eric W. Roberts, Robert N. Wilson, Fred Middleton and Allan Shaw, aged 59, 59, 82, 73 and 58, respectively, to serve as members of the Board, contingent upon the Closing and effective as of the Effective Time, in each case as defined in the Merger Agreement.

In addition, the Board received letters from Christy Shaffer, Ph.D., Christina Ackermann, Julie Eastland and Dirk Sauer, Ph.D., resigning as directors of the Company and as members of the Committees of the Board, contingent upon the Closing and effective as of the Effective Time. Furthermore, Eric Bjerkholt, a current Class II member of the Board, submitted a letter to resign from the Board and was re-appointed as a Class I director, in each case, contingent upon the Closing and effective as of the Effective Time.

There are no disagreements between Dr. Shaffer, Ms. Ackermann, Ms. Eastland, Mr. Bjerkholt or Dr. Sauer, on the one hand, and the Company or the Board, on the other hand.

The directors were appointed to the Board, effective as of the Effective Time, according to the Company’s three staggered class Board system, with each class serving a three-year term. As of the Effective Time, the terms of the combined company’s Class I, Class II and Class III directors will expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held in 2024, 2025, and 2023, respectively. The appointed directors are to be divided among the three classes as follows:

Class	Class Members
Class I	Fred Middleton and Eric Bjerkholt
Class II	A. Rachel Leheny, Ph.D., Eric W. Roberts and Frederic Guerard, Pharm.D.
Class III	Allan Shaw and Robert N. Wilson

Robert N. Wilson will be the Chair of the Board.

By the same unanimous approval of the Board, and as of the Effective Time, the following individuals will serve on the Compensation Committee, the Governance Committee, and the Audit Committee of the Board (the “Audit Committee”) and were appointed in the following capacities:

Name	Age	Committee Appointment
Eric Bjerkholt	63	Audit Committee (Chair)
Fred Middleton	73	Audit Committee and Compensation Committee
Allan Shaw	58	Audit Committee, Compensation Committee (Chair) and Governance Committee
Robert N. Wilson	82	Compensation Committee and Governance Committee (Chair)

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Number	Exhibit Description

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2023

GRAYBUG VISION, INC.

By: /s/ Frederic Guerard
Frederic Guerard, Pharm.D.
Chief Executive Officer